UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2016

PIONEER NATURAL RESOURCES COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5205 N. O’Connor Blvd., Suite 200, Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

(972) 444-9001

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 15, 2016, Pioneer Natural Resources Company (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC, as representatives of the underwriters named therein (together, the “Underwriters”), in connection with an underwritten public offering (the “Offering”) of 5,250,000 shares of the Company’s common stock at a price to the Underwriters of $155.27 per share. Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 787,500 shares of the Company’s common stock. Closing of the Offering is expected to occur on June 21, 2016. A legal opinion related to the Offering is filed herewith as Exhibit 5.1.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. Furthermore, the Company has agreed with the Underwriters not to offer or sell any shares of its common stock (or securities convertible into or exchangeable for common stock), subject to certain exceptions, for a period of 60 days after the date of the Underwriting Agreement without the prior written consent of Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC.

As more fully described under the caption “Underwriting” in the prospectus supplement dated June 15, 2016, filed with the Securities and Exchange Commission on June 17, 2016, certain of the Underwriters and their respective affiliates have performed commercial banking, investment banking and advisory services for the Company for which they have received customary fees and reimbursement of expenses, and certain of the Underwriters and their respective affiliates may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. Affiliates of certain of the Underwriters and their respective affiliates may be lenders, and in some cases, agents or managers for the lenders, under the Company’s credit facility. Certain of the Underwriters and their respective affiliates have been, and may in the future be, counterparties to certain derivatives transactions with the Company.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

1.1 –	Underwriting Agreement, dated June 15, 2016, by and between Pioneer Natural Resources Company and Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC, as representatives to the underwriters named therein.

5.1 –	Opinion of Vinson & Elkins L.L.P.

23.1 –	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

	By:	/s/ Mark H. Kleinman
Mark H. Kleinman
Senior Vice President and General Counsel

Dated: June 20, 2016

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 15, 2016, by and between Pioneer Natural Resources Company and Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC, as representatives to the underwriters named therein.

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).